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FOR IMMEDIATE RELEASE

CONTACTS:             James L. Knighton             Mark Ryan
                      Chiron Corporation            Bayer Diagnostics
                      510.923.6055                  412.777.5666

        BAYER TO PURCHASE CHIRON'S IN VITRO DIAGNOSTIC BUSINESS FOR
             OVER $1.1 BILLION PLUS LICENSING FEE AND ROYALTIES

EMERYVILLE, CA AND PITTSBURGH, PA, SEPTEMBER 17, 1998 - Bayer Group and Chiron Corporation (NASDAQ: CHIR) announced today that the two companies have signed a definitive agreement providing for the purchase by Bayer of Chiron's IN VITRO diagnostic business. The acquisition is pending the approval of the relevant authorities and is expected to be completed before the end of the year.

Under the terms of the agreement, Bayer will pay Chiron approximately $1.1 billion to acquire Chiron Diagnostics Corporation, headquartered in Walpole, MA, which operates the immunodiagnostic, critical care, nucleic acid diagnostics
(NAD), and chemistry businesses. Chiron will retain its patent position and certain licensing rights for hepatitis C (HCV) and HIV in probe assays. Chiron will also maintain its ownership position in the blood testing market segment. Through its joint immunodiagnostic business with Ortho Clinical Diagnostics and through its recently formed alliance with Gen-Probe Incorporated, Chiron will expand its business in this high growth arena through its unique intellectual property position in hepatitis and HIV.

"There are three important aspects to this acquisition," said Rolf Classon, president of Bayer's Diagnostics Business Group. "First, it opens up a completely new area in blood gas analysis for Bayer; secondly, it will bring a significant increase in our existing and future clinical laboratory systems business; and thirdly it gives us technology which will be very important in the future, especially in the NAD field. We are also acquiring a global customer base, know-how and additional research capacity."

"This is a very important step in the evolution of Chiron," said Sean Lance, Chiron's president and chief executive officer. "While our diagnostics business has been a significant revenue source, the value that we've added to that business will now provide new resources and expanded opportunities for accelerating our efforts in the therapeutics and vaccines businesses. In addition, we are confident that the employees who have built this business will continue to help Bayer, a world leader in diagnostics, leverage Chiron's technologies to create advanced medical diagnostic products."

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CHIRON SELLS DIAGNOSTICS BUSINESS TO BAYER
PAGE TWO


Bayer's Business Group Diagnostics, headquartered in Tarrytown, New York, is one of the largest diagnostics businesses in the world. The company serves customers in 100 countries with an offering that includes diagnostics systems in three key segments: Laboratory Testing, Point of Care Testing and Self Testing. The Group has approximately 4,800 employees worldwide with 1997 sales of $1.1 billion. Bayer Diagnostics is a member of the worldwide Bayer Group, a $32 billion chemical and pharmaceutical company based in Leverkusen, Germany.

Chiron Corporation, headquartered in Emeryville, California, is a leading biotechnology company that participates in three global healthcare markets: blood testing, therapeutics and vaccines. In support of these businesses, Chiron also conducts research and development in the fields of biological proteins, gene therapy and combinatorial chemistry.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH MIGHT AFFECT THE INITIATION AND COMPLETION OF THIS TRANSACTION, OF CLINICAL TRIALS AND THE LAUNCH OF PRODUCTS. A FULL DISCUSSION OF THE COMPANIES' OPERATIONS AND FINANCIAL CONDITION, INCLUDING FACTORS THAT MAY AFFECT THEIR BUSINESSES AND FUTURE PROSPECTS, IS CONTAINED IN DOCUMENTS THE COMPANIES FILE WITH THE SEC, SUCH AS FORM 10-Q AND 10-K AND 40F REPORTS. THESE DOCUMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE COMPANIES' ACTUAL PERFORMANCE TO DIFFER FROM CURRENT EXPECTATIONS, INCLUDING THE OUTCOME OF CLINICAL TRIALS, REGULATORY REVIEW, MANUFACTURING CAPABILITIES AND MARKETING EFFECTIVENESS.
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Note to Editors: Both companies have issued press releases detailing the impact of this agreement on their respective operations and suggest that interested parties review these announcements.